SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 of 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 15, 2005

NMS Communications Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State of Incorporation or Organization)

0-23282	04-2814586
(Commission File Number)	(I.R.S. Employer Identification No.)

100 Crossing Boulevard, Framingham, Massachusetts	01702
(Address of Principal Executive Offices)	(Zip Code)

(508) 271-1000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 15, 2005, the Board of Directors of NMS Communications Corporation (the “Company”) approved the acceleration of the vesting of the Company’s outstanding unvested stock options granted in 2004 which have an exercise price of $4.03 or higher (the “Acceleration”).  As a result, vesting was accelerated for options to purchase 589,499 shares of the Company’s common stock, par value $.01 per share, with a weighted average exercise price of $5.74 and exercise prices ranging from $4.03 to $8.01.  This includes the following options to purchase an aggregate of 84,376 shares held by the Company’s executive officers with an weighted average exercise price of $6.34:

Executive Officer	Exercise Price	Options Subject to Accelerated Vesting	Grant Date

Robert Schechter	$7.60	7,500	April 9, 2004
	$6.12	32,974	December 16, 2004
	$6.12	7,026	December 16, 2004
Herbert Shumway	$7.60	5,000	April 8, 2004
	$4.37	8,750	October 29, 2004
R. Brough Turner	$7.60	4,063	April 8, 2004
	$6.32	7,500	November 16, 2004
Gerrold Walker	$7.60	4,063	April 8, 2004
	$6.32	7,500	November 16, 2004

Prior to the Acceleration, the options granted in 2004 to the above-listed executive officers were vested 50% on the one-year anniversary of their grant date and 12.5% quarterly thereafter until becoming fully vested.  No options held by the Company’s non-employee directors were subject to accelerated vesting.

By taking this action, the Company expects to reduce the effects of the Financial Accounting Standards Board’s new standard, Statement of Financial Accounting Standard No.123R, “Share-Based Payment,” which requires companies to recognize stock-based compensation expense associated with stock options based on the fair value method.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NMS COMMUNICATIONS CORPORATION

Dated: December 20, 2005	By:	/s/ Robert P. Schechter

	Name:	Robert P. Schechter
	Title:	President, Chief Executive Officer and
Chairman of the Board of Directors